UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2005

ACTIVANT SOLUTIONS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-49389 (Commission file number)	94-2160013 (I.R.S. employer identification no.)

804 Las Cimas Parkway Austin, Texas (Address of principal executive offices)	78746 (Zip Code)

Registrant’s telephone number, including area code: (512) 328-2300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Letter Agreement-Pervez Qureshi
Letter Agreement-Greg Petersen
Letter Agreement-Mary Beth Loesch
Employee Confidentiality, Nondisclosure, Intellectual Property, Noncompetition Agreement - Mary Beth Loesch
Indemnification Agreement - Mary Beth Loesch
Form of Incentive Stock Option Agreement
Form of Incentive Stock Option Agreement (with 280G Provision)
Form of Non-Qualified Stock Option Agreement
Activant Executive Severance Plan
Activant Severance Plan for Select Employees

Item 1.01    Entry Into a Material Definitive Agreement.

     On February 1, 2005, Activant Solutions Inc. (the “Company”) and Pervez Qureshi entered into a letter agreement (the “Qureshi Letter Agreement”) to amend the severance terms described in that certain letter agreement, dated October 27, 1999, by and between Mr. Qureshi and the Company (the “Qureshi Employment Agreement”). The Qureshi Letter Agreement provides that if Mr. Qureshi’s employment is involuntarily terminated by the Company without “Cause” or if Mr. Qureshi voluntarily terminates his employment for “Good Reason,” in each case as such terms are defined in the Qureshi Employment Agreement, then Mr. Qureshi will be entitled to receive severance in an amount equal to the sum of (i) twelve (12) months of his base salary; (ii) twelve (12) months of his target incentive bonus; and (iii) twelve (12) months of COBRA payments, all of which shall be paid in a lump sum within ten (10) business days of his termination, subject to the terms of any applicable Company severance plan(s). A copy of the Qureshi Letter Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     On February 1, 2005, the Company and Greg Petersen entered into a letter agreement (the “Petersen Letter Agreement”) to amend the severance terms described in that certain letter agreement, dated August 22, 2001, by and between Mr. Petersen and the Company (the “Petersen Employment Agreement”). The Petersen Letter Agreement provides that if Mr. Petersen’s employment is involuntarily terminated by the Company without “Cause” or if Mr. Petersen voluntarily terminates his employment for “Good Reason,” in each case as such terms are defined in the Petersen Employment Agreement, then Mr. Petersen will be entitled to receive severance in an amount equal to the sum of (i) twelve (12) months of his base salary; (ii) twelve (12) months of his target incentive bonus; and (iii) twelve (12) months of COBRA payments, all of which shall be paid in a lump sum within ten (10) business days of his termination, subject to the terms of any applicable Company severance plan(s). A copy of the Petersen Letter Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

     On February 1, 2005, the Company and Mary Beth Loesch entered into a letter agreement, effective as of November 1, 2004 (the “Loesch Employment Agreement”), containing the terms of Ms. Loesch’s employment as Vice President of Business Development of the Company. The Loesch Employment Agreement provides for (i) an initial annual base salary of $200,000, (ii) an annual incentive bonus with an annualized target of $100,000, (iii) a grant of 300,000 stock options (subject to the approval of the board of directors of Activant Solutions Holdings Inc. (“Holdings”)) at an exercise price of $2.25 per share and vesting in four (4) equal annual installments beginning on November 2, 2005, and (iv) severance payable in a lump sum amount equal to the sum of (A) nine (9) months of base salary; (B) nine (9) months pro-rated target incentive bonus; and (C) nine (9) months of COBRA payments, if Ms. Loesch is involuntarily terminated by the Company without “Cause” or if Ms. Loesch voluntarily terminates her employment for “Good Reason,” in each case as such terms are defined in the Loesch Employment Agreement. A copy of the Loesch Employment Agreement is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

     In connection with the Loesch Employment Agreement, the Company and Ms. Loesch also executed (i) an Employee Confidentiality, Nondisclosure, Intellectual Property, Nonsolicitation, and Noncompetition Agreement, to be effective as of November 2, 2004 (the

“Employee Agreement”), and (ii) an Indemnification Agreement, dated as February 1, 2005, among the Company, Holdings (together with the Company, the “Indemnitors”) and Ms. Loesch (the “Indemnification Agreement”). The Employee Agreement provides, among other things, that Ms. Loesch shall forever keep confidential all “Confidential Information” and that during the period of her employment with the Company and for nine (9) months thereafter she will not compete with, or solicit any employee or independent contractor of, the Company. The Indemnification Agreement provides, among other things, that the Indemnitors shall indemnify and advance expenses to Ms. Loesch to the fullest extent provided in each Indemnitor’s certificate of incorporation, and the duration of the Indemnification Agreement shall continue for so long as Ms. Loesch serves as a director or officer of the Company or, at the request of the Company, as a director or officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (service performed in all such capacities collectively, “Executive Service”), and thereafter shall survive until the latest to occur of (a) six (6) years following the latest date that Ms. Loesch ceased to perform any Executive Service, (b) the final termination of all pending proceedings in respect of which Ms. Loesch has been granted rights of indemnification or advancement of expenses or (c) the expiration of all statutes of limitation applicable to possible claims arising out of Ms. Loesch’s status in performing any Executive Service. Copies of the Employee Agreement and the Indemnification Agreement are attached hereto as Exhibits 99.4 and 99.5, respectively, and are incorporated herein by reference.

     Pursuant to Holdings’ Second Amended and Restated 2000 Stock Option Plan for Key Employees (the “Plan”), on February 1, 2005 the Company granted to certain employees an aggregate amount of 1,850,000 options to purchase common stock of the Company at an exercise price of $2.25 per share. The options were granted pursuant to three different forms of Stock Option Agreements. The first form of Stock Option Agreement (the “Standard Incentive Option Agreement”) provides, among other things, that option recipients shall receive “Incentive Options,” that the options will vest in four equal, consecutive annual installments, that any unexercised options will automatically terminate upon the tenth (10th) anniversary of the “Grant Date” and that any “Nonvested Shares” automatically shall become vested upon the occurrence of a “Change of Control” (as such term is defined in the Plan). An aggregate amount of 200,000 options were issued pursuant to the terms of the Standard Incentive Option Agreement.

     The second form of Stock Option Agreement (the “280G Incentive Option Agreement”) is identical to the Standard Incentive Option Agreement, but provides that if as a result of automatic vesting upon a Change of Control the employee is considered to have received parachute payments (as defined by Section 280G of the Internal Revenue Code of 1986, as amended) that exceed the amount that such employee is entitled to receive without paying an excise tax, then the accelerated vesting of Nonvested Shares shall be subject to the requisite approval of the stockholders of the Company such that the amount of such payments attributable to such accelerated vesting shall be exempt from the definition of “parachute payment,” and absent such stockholder approval such Nonvested Shares will not become vested. An aggregate amount of 764,076 options were issued pursuant to the terms of the 280G Incentive Option Agreement.

     The third form of Stock Option Agreement (the “Non-Qualified Option Agreement”) contains substantially similar terms as the 280G Incentive Option Agreement, except that the Non-Qualified Option Agreement provides that option recipients will receive “Non-Qualified

Options.” An aggregate amount of 885,924 options were issued pursuant to the terms of the Non-Qualified Option Agreement. Copies of the Standard Incentive Option Agreement, the 280G Incentive Option Agreement and the Non-Qualified Option Agreement are attached hereto as Exhibits 99.6, 99.7 and 99.8, respectively, and are incorporated herein by reference.

     On February 1, 2005, the Company also adopted the Activant Executive Severance Plan (the “Executive Plan”) and amended and restated the Activant Severance Plan for Select Employees (the “Select Plan”), in each case effective as of January 1, 2005. The Executive Plan is available to each employee who is an officer, vice president or other senior executive employee of the Company or Holdings (other than the Chief Executive Officer of the Company) and who is designated as an “Eligible Employee” by and in the discretion of the plan administrator. An Eligible Employee is entitled to severance under the Executive Plan if such Eligible Employee is involuntarily terminated by the Company without “Cause” (as such term is defined in the Executive Plan) and not as a result of such Eligible Employee’s death or disability (a “Qualified Termination”). Upon a Qualified Termination, an Eligible Employee is entitled to receive a single lump sum severance payment equal to six (6) months base salary. Notwithstanding the previous sentence, in no event will such severance payment, when aggregated with all other payments to such Eligible Employee on account of the same Qualified Termination under any other Company-sponsored severance arrangements, exceed twice the annual compensation of such Eligible Employee for the calendar year immediately preceding the calendar year during which the Qualified Termination occurred. A copy of the Executive Plan is attached hereto as Exhibit 99.9 and is incorporated herein by reference.

     The Select Plan is available to each employee who is designated as an “Eligible Employee” in the sole and absolute discretion of the plan administrator. An Eligible Employee is entitled to severance under the Select Plan if such Eligible Employee’s termination is designated by the plan administrator in its discretion as a qualified termination and such termination is not as a result of the death of such Eligible Employee (a “Qualified Termination”). Upon a Qualified Termination, an Eligible Employee is entitled to a severance payment in an amount determined by the plan administrator in its sole and absolute discretion and approved by the Chief Executive Officer of the Company, to be paid as quickly as administratively practicable after termination. Notwithstanding the previous sentence, in no event will such severance payment, when aggregated with all other payments to such Eligible Employee on account of the same Qualified Termination under any other Company-sponsored severance arrangements, exceed twice the annual compensation of such Eligible Employee for the calendar year immediately preceding the calendar year during which the Qualified Termination occurred. The severance benefits granted under the Qureshi Letter Agreement, the Petersen Letter Agreement and the Loesch Employment Agreement were granted pursuant to the Select Plan. A copy of the Select Plan is attached hereto as Exhibit 99.10 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

99.1    Letter Agreement, dated February 1, 2005, between Activant Solutions Inc. and Pervez Qureshi.

99.2    Letter Agreement, dated February 1, 2005, between Activant Solutions Inc. and Greg Petersen.

99.3    Letter Agreement, dated February 1, 2005, between Activant Solutions Inc. and Mary Beth Loesch.

99.4    Employee Confidentiality, Nondisclosure, Intellectual Property, Nonsolicitation, and Noncompetition Agreement, dated as of November 2, 2004, by and between Activant Solutions Inc. and Mary Beth Loesch.

99.5    Indemnification Agreement, dated as of February 1, 2005, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Mary Beth Loesch.

99.6    Form of Incentive Stock Option Agreement (without 280G provision).

99.7    Form of Incentive Stock Option Agreement (with 280G provision).

99.8    Form of Non-Qualified Stock Option Agreement.

99.9    Activant Executive Severance Plan.

99.10   Activant Severance Plan for Select Employees.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
Date: February 7, 2005	By:	/s/ Richard Rew
		Name:	Richard Rew
		Title:	General Counsel & Secretary